UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 8, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01	OTHER EVENTS

The Company has been advised by certain stockholders who were named in Announcement by the Company and who had held significant amounts of the Company's shares of Common Stock and who would have been obliged to file either a Form 13(g) or Form 13(d) in respect of their holdings in this Company due to the reduced number of outstanding shares of the Company's stock; no longer hold sufficient shares of the Company's shares of Common Stock that would warrant a filing of any sort. We are no longer aware of nor are we in possession of any information in respect of any stockholder who holds in excess of 5% of the Company's shares of Common Stock as at October 8, 2008.

The only significant stockholder is the Company's CEO, Alan Santini who holds an amount of 2,400,000,000 shares of the Company's shares of Common Stock. A Form 3 was filed by Alan Santini in respect of his stockholding in the Company.

The Company has verified this information after careful scrutiny of our stockholder register.

ITEM 9.01                    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: October 8, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

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